                                                                      Exhibit 12

             INTEGRATED ELECTRICAL SERVICES, INC., AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                            (IN THOUSANDS OF DOLLARS)

                                                             YEAR ENDED SEPTEMBER 30,
                                           -----------------------------------------------------------
                                            1998         1999         2000         2001          2002
                                           -------      -------      -------      -------      -------
CONSOLIDATED
Earnings:
   Income before income
      taxes and cumulative
      effect of change in
      accounting principle ..........      $12,638      $83,455      $42,799      $54,381      $16,108
   Fixed charges ....................        2,486       14,772       25,925       29,631       30,006
                                           -------      -------      -------      -------      -------
                                           $15,124      $98,227      $68,724      $84,012      $46,114
                                           =======      =======      =======      =======      =======

Fixed Charges:
   Interest expense .................      $ 1,161      $13,145      $23,230      $26,053      $26,702
   Portion of rental cost
      representing interest .........        1,325        1,627        2,695        3,578        3,304
                                           -------      -------      -------      -------      -------
                                           $ 2,486      $14,772      $25,925      $29,631      $30,006
                                           =======      =======      =======      =======      =======

Ratio of Earnings to
   Fixed Charges ....................          6.1          6.6          2.7          2.8          1.5
                                           =======      =======      =======      =======      =======
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